EXHIBIT 99.1

 Speedway Motorsports Reports Results for the First Quarter of 2004 -
                      Exceeds Market Expectations

    CONCORD, N.C.--(BUSINESS WIRE)--May 5, 2004--Speedway Motorsports, Inc. (NYSE: TRK) today reported first quarter 2004 total revenues of $122.2 million, net income of $24.7 million, and diluted earnings per share of $0.57, exceeding market expectations. The first quarter 2003 results are not directly comparable to 2004 because the NASCAR NEXTEL Cup and Busch Series racing events at Texas Motor Speedway held and reported in the first quarter 2003 were held and will be reported in the second quarter 2004. When comparing similar race schedules in 2003 and 2004, which exclude the Texas Motor Speedway NASCAR events, the first quarter 2004 non-GAAP (using other than generally accepted accounting principles) results reflect increases in revenues of $17.2 million or 16%, net income of $5.6 million or 29%, and diluted earnings per share of $0.12 or 27%, over last year.
    The following decreases in first quarter 2004 GAAP results are primarily attributable to reporting NASCAR racing events at Texas Motor Speedway in the first quarter 2003 that will be reported in the second quarter 2004. For the first quarter 2004 as compared to 2003:

    -- total revenues decreased 16% or $23.9 million to $122.2 million;

    -- first quarter 2004 net income decreased 29% or $10.1 million to $24.7 million; and

    -- first quarter 2004 diluted earnings per share decreased 30% or $0.25 to $0.57.

    First quarter highlights include Atlanta Motor Speedway hosting record attendance at its Golden Corral 500 NASCAR NEXTEL Cup Series race and large crowds for its successful inaugural Easycare Vehicle Service Contracts 250 NASCAR Craftsman Truck Series race. Bristol Motor Speedway again hosted sold-out capacity crowds at its Food City 500 NASCAR NEXTEL Cup Series race, marking its 17th consecutive sell-out since SMI's acquisition in 1996. Also, Bristol attracted near-record attendance at its Sharpie Professional 250 NASCAR Busch Series race. Las Vegas Motor Speedway also hosted sold-out capacity crowds at its UAW-DaimlerChrysler 400 NASCAR NEXTEL Cup Series, and record attendance at the Sam's Town 300 NASCAR Busch Series, racing events.
    "With record or sold-out attendance at all of our NASCAR NEXTEL Cup races, and record or near-record attendance at all of our NASCAR Busch races, held this first quarter, SMI's 2004 NASCAR racing season is off to an exceptionally strong start," stated H.A. Wheeler, chief operating officer and president of Speedway Motorsports. "Had the results for Texas Motor Speedway's 2003 spring NASCAR NEXTEL and Busch Series racing events been reported as second quarter events, our first quarter 2004 would show significant increases in revenues and net income over last year. We believe these results clearly demonstrate the continuing support of our core racing fans, the continuing growth of our new fan base, and the increasing marketing appeal and fan interest for motorsports entertainment in SMI's first-class facilities and premium markets."
    "In the first quarter, Atlanta Motor Speedway's record NASCAR NEXTEL Cup event attendance demonstrates the long-term growth potential of being located in one of the nation's top media markets," stated O. Bruton Smith, chairman and chief executive officer of Speedway Motorsports. "Also, the overwhelming success of Las Vegas Motor Speedway's NASCAR NEXTEL Cup and Busch events, with 14,000 new premium seats, illustrates the ever-growing demand and untapped potential of that premier market. All of our remaining 2004 NASCAR NEXTEL Cup event sponsorships are pre-sold, many for several years, and advance ticket and other sales remain fairly strong."
    The following schedule reconciles non-GAAP financial information presented above that has been adjusted to exclude the approximate results of Texas Motor Speedway's 2003 NASCAR NEXTEL and Busch Series racing events held in the first quarter ended March 31, 2003 as previously discussed. Such information is presented for comparing the results from similar race schedules in the first quarter 2003 and 2004. However, such information should not be considered as alternatives to revenues, net income or diluted earnings per share determined in accordance with GAAP.

                            2004                     2003
                          --------------------------------------------
                                                                 As
                              As           As                 Adjusted
                           Reported     Reported                (Non-
                            (GAAP)       (GAAP)    Adjustments  GAAP)
                          --------------------------------------------
                          (in thousands, except per share amounts)
Total revenues             $122,174    $146,076    ($41,082) $104,994
Net income                   24,744      34,882     (15,737)   19,145
Diluted earnings per share    $0.57       $0.82      ($0.37)    $0.45

    Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, Lowe's Motor Speedway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiary, and manufactures and distributes smaller-scale, modified racing cars through its 600 Racing subsidiary. The Company also owns Performance Racing Network which broadcasts syndicated motorsports programming to over 725 radio stations nationwide. For more information, visit the Company's website at www.gospeedway.com.
    This news release contains forward-looking statements, particularly statements with regard to the Company's future operations and financial results. There are many factors that affect future events and trends of the Company's business including, but not limited to, consumer and corporate spending sentiment, air travel, governmental regulations, military actions, national or local catastrophic events, the success of and weather surrounding NASCAR, IRL, NHRA and other racing events, our relationship with NASCAR and other sanctioning bodies, the success of expense reduction efforts, litigation, insurance, and economic conditions. These factors and other factors, including those contained in Exhibit 99.1 to the Company's Annual Report on Form 10-K, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.
    Note: Speedway Motorsports will host a conference call and web-cast today at 11:00 a.m. ET which are open to all participants. To participate in the conference call, you may dial 877-616-4485 for US and Canadian calls or 706-643-3796 for International calls. The reference number is 6274845. A web-cast of the call by CCBN can be accessed at the Company's website at www.gospeedway.com. To listen to a playback of the call, you may dial 800-642-1687 (US or Canada) or 706-645-9291 (International) beginning after 12:00 noon (ET) May 5th through May 19th. The reference number is 6274845. Participating in the call will be H.A. Wheeler, Chief Operating Officer and President; William R. Brooks, Chief Financial Officer; and Marylaurel E. Wilks, Vice President, Communications and General Counsel.


Selected Financial Data - Unaudited
For The Three Months Ended March 31, 2004 and 2003
(In thousands except per share amounts)

                                                 Three Months Ended
                                            --------------------------
INCOME STATEMENT DATA                            3/31/2004  3/31/2003
--------------------------------------------     ---------- ----------

Revenues:
  Admissions                                    $   48,839 $   61,824
  Event related revenue                             32,091     41,043
  NASCAR broadcasting revenue                       30,464     34,721
  Other operating revenue                           10,780      8,488
--------------------------------------------     ---------- ----------
     Total Revenues                                122,174    146,076
--------------------------------------------     ---------- ----------
Expenses and Other:
  Direct expense of events                          19,397     23,827
  NASCAR purse and sanction fees                    21,725     27,410
  Other direct operating expense                    10,075      8,069
  General and administrative                        16,510     15,329
  Depreciation and amortization                      9,024      8,453
  Interest expense, net                              4,434      5,106
  Other expense, net                                   110        311
--------------------------------------------     ---------- ----------
     Total Expenses and Other                       81,275     88,505
--------------------------------------------     ---------- ----------
Income Before Income Taxes                          40,899     57,571
Income Tax Provision                                16,155     22,689
--------------------------------------------     ---------- ----------
Net Income                                      $   24,744 $   34,882
--------------------------------------------     ---------- ----------

Basic Earnings Per Share                        $     0.58 $     0.82
Weighted average shares outstanding                 42,999     42,359

Diluted Earnings Per Share                      $     0.57 $     0.82
Weighted average shares outstanding                 43,332     42,617

                                                     Consolidated
                                            --------------------------
BALANCE SHEET DATA                                 3/31/04   12/31/03
--------------------------------------------     ---------- ----------

Cash and cash equivalents                       $  169,713 $  134,472
Total current assets                               247,639    204,748
Property and equipment, net                        902,239    886,700
Goodwill and other intangible assets, net           61,274     61,337
Total assets                                     1,247,879  1,190,556

Current liabilities                                163,579    135,969
Revolving credit facility borrowings                60,000     60,000
Deferred race event income, net                    101,419     94,962
Total long-term debt                               340,338    340,367
Total liabilities                                  669,222    642,482
Total stockholders' equity                      $  578,657 $  548,074
--------------------------------------------     ---------- ----------

    CONTACT: Speedway Motorsports, Inc.
             Lauri Wilks, 704-455-3239